NEWS RELEASE

October 26, 2021

NCR Announces Third Quarter 2021 Results
Revenue up 20% and Significant Profit Margin Expansion

ATLANTA - NCR Corporation (NYSE: NCR) reported financial results today for the three months ended September 30, 2021. Third quarter and other recent highlights include:

•Revenue of $1.90 billion, up 20%; Recurring revenue growth of 39%
•Significant profit margin expansion driven by a favorable mix of revenue
•Cash flow from operations of $497 million; Free cash flow of $125 million
•GAAP diluted EPS of $0.06; Non-GAAP diluted EPS of $0.69
•Acceleration across all strategic growth initiatives

“We delivered solid results in the third quarter with strong growth in recurring revenue streams, higher profitability, and consistent cash generation. Adjusted EBITDA expanded to a multi-year high of 18.5% and year-to-date we have generated over $350 million of free cash flow,” said Michael Hayford, Chief Executive Officer. “More importantly, we made significant progress in the strategic initiatives that are transforming NCR into a software platform and payments company. Strong demand, diligent execution, and strategic traction should allow us to close out a successful 2021 and provide momentum for 2022. The integration of Cardtronics is well underway and we remain enthusiastic about the growth opportunities that the combination will yield.”

In this release, we use certain non-GAAP measures. These non-GAAP measures include “free cash flow,” “adjusted EBITDA,” and others with the words “non-GAAP” in their titles. These non-GAAP measures are listed, described and reconciled to their most directly comparable GAAP measures under the heading “Non-GAAP Financial Measures” later in this release.

Third Quarter 2021 Operating Results

On June 21, 2021, we completed the acquisition of Cardtronics plc (“Cardtronics”). On August 10, 2021, the Competition and Markets Authority (CMA) of the United Kingdom approved the transaction without any conditions. All regulatory approvals and consents are now secured, and the transaction is complete. The September 30, 2021 year to date results include the operations of Cardtronics from June 21, 2021 to September 30, 2021 and the results for the quarter ended September 30, 2021 include a full three months for Cardtronics.

Revenue
Third quarter revenue of $1,901 million increased 20% year over year. The following table shows revenue for the third quarter:

$ in millions	Q3 2021	Q3 2020	% Increase (Decrease)
Banking	$1,050	$777	35%
Retail	553	556	(1%)
Hospitality	223	173	29%
T&T	75	83	(10%)
Total Revenue	$1,901	$1,589	20%

Software & Services Revenue	$1,450	$1,123	29%
Software & Services Revenue %	76%	71%

Recurring Revenue	$1,181	$848	39%
Recurring Revenue %	62%	53%
Note - The results of legacy Cardtronics have been included in the banking segment results.

Banking revenue increased 35% due to higher software and services revenue, which includes the results of Cardtronics, partially offset by a decline in ATM hardware revenue.

Retail revenue decreased 1% due to lower self-checkout hardware revenue partially offset by higher point-of-sale solutions revenue. We are also seeing an impact on the year-over-year comparison due to the shift from selling perpetual software licenses to recurring revenue.

Hospitality revenue increased 29% driven primarily by an increase in point-of-sale solutions revenue across both our enterprise and small-and-medium business customers.

Gross Margin
Third quarter gross margin of $520 million increased from $427 million in the prior year period. Gross margin rate was 27.4%, up from 26.9%. Third quarter gross margin (non-GAAP) of $546 million increased from $446 million in the prior year period. Gross margin rate (non-GAAP) was 28.7%, up from 28.1%. The increases in gross margin, both GAAP and non-GAAP, were driven by a favorable mix of higher margin revenue with increased software and services revenue, partially offset by an increase in costs due to disruptions in the supply chain.

Operating Expenses
Third quarter operating expenses of $363 million increased from $309 million in the prior year period. Third quarter operating expenses (non-GAAP) of $331 million increased from $288 million in the prior year period. The increase in operating expenses, GAAP and non-GAAP, were driven by an increase in research and development costs related to higher strategic investments, as well as an increase due to a full quarter of Cardtronics expenses.

Operating Income

Third quarter income from operations of $157 million increased from $118 million in the prior year period. Third quarter operating income (non-GAAP) of $215 million increased from $158 million in the prior year period. The changes in operating income, both GAAP and non-GAAP, were driven by the impacts to gross margin and operating expenses described above.

Other Expense/Income
Third quarter other expense of $115 million increased from $86 million in the prior year period. The increase in other expense was due to higher interest expense and $42 million of extinguishment costs related to the redemption of $400 million, 8.125% senior notes due 2025. Third quarter other expense (non-GAAP) of $71 million increased from $66 million. The increase in other expense (non-GAAP) was due to higher interest expense.

Income Tax Expense/Benefit
Third quarter income tax expense of $29 million increased from an income tax benefit of zero in the prior year period. The third quarter effective income tax rate was 69%, compared to zero in the prior year period. The increase in income tax expense was primarily driven by a valuation allowance related to interest expense deduction carryforwards and a change in discrete tax expenses and benefits. Third quarter income tax expense (non-GAAP) of $41 million increased from $14 million in the prior year period. The third quarter effective income tax rate (non-GAAP) was 28.5%, compared to 15.2% in the prior year period. The increase in income tax expense (non-GAAP) was primarily driven by higher income before taxes, a valuation allowance related to interest expense deduction carryforwards and a change in discrete tax expenses and benefits.

Net Income from Continuing Operations Attributable to NCR
Third quarter net income from continuing operations attributable to NCR of $12 million decreased from net income from continuing operations attributable to NCR of $31 million in the prior year period. The decrease was driven by the extinguishment costs incurred related to the redemption of $400 million, 8.125% senior notes due 2025 and higher income tax expense, described above.

Adjusted EBITDA
Third quarter adjusted EBITDA of $352 million increased from $249 million in the prior year period. Adjusted EBITDA margin rate increased to 18.5%, compared to 15.7% in the prior year period. The increase in adjusted EBITDA was driven by impacts to gross margin and operating expenses, described above.

Cash Flow
Third quarter cash provided by operating activities of $497 million increased from cash provided by operating activities of $212 million in the prior year period. Third quarter free cash flow was $125 million, compared to free cash flow of $160 million in the prior year period. The increase in cash provided by operating activities was higher primarily due to the impact from the initial sale of trade accounts receivables under the agreement entered into during the 3rd quarter of 2021. The decrease in free cash flow was driven by changes in working capital period over period.

Second Half 2021 Outlook

The company provided the following outlook in our Q2 earnings call on August 3, 2021.

•Revenue of $4.0 - $4.1 billion
•Adjusted EBITDA to be $700 - $750 million
•Diluted non-GAAP earnings per share of $1.30 - $1.50
•Free cash flow of $325 - $375 million

Considering both our results of the third quarter and the probability of continued global supply chain challenges, we expect to be at the lower end of these guided ranges.

With respect to our Adjusted EBITDA and non-GAAP diluted earnings per share guidance, we do not provide a reconciliation to the respective GAAP measures because we are unable to predict with reasonable certainty the reconciling items that may affect GAAP net income from continuing operations and GAAP earnings per share without unreasonable effort. The reconciling items are primarily the future impact of special tax items, capital structure transactions, restructuring, pension mark-to-market transactions, acquisitions or divestitures, or other events. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures. Refer to the heading "Non-GAAP Financial Measures" for additional information regarding our use of non-GAAP financial measures.

Impact from COVID-19

We continue to navigate through the challenging times presented by COVID-19 with a sharp focus on safeguarding our employees, helping our customers and managing impacts on our supply chain. Despite the unprecedented environment, our teams are executing at a high level and we are advancing our strategy.

The COVID-19 pandemic is complex and continues to evolve. While it is difficult to project the long-term impact of the pandemic, we expect it will negatively impact our business at least in the short-term. The ultimate impact on our overall financial condition and operating results will depend on the currently unknowable duration and severity of the pandemic, supply chain challenges and cost escalations including materials, labor and freight, and any additional governmental and public actions taken in response. We continue to evaluate the long-term impact that COVID-19 may have on our business model. There can be no assurance that the measures we have taken or will take will completely offset the negative impact of COVID-19.

2021 Third Quarter Earnings Conference Call

A conference call is scheduled for today at 4:30 p.m. Eastern Time to discuss the third quarter 2021 results. Access to the conference call and accompanying slides, as well as a replay of the call, are available on NCR's web site at http://investor.ncr.com. Additionally, the live call can be accessed by dialing 888-820-9413 (United States/Canada Toll-free) or 786-460-7169 (International Toll) and entering the participant passcode 7622865.

More information on NCR’s third quarter earnings, including additional financial information and analysis, is available on NCR’s Investor Relations website at http://investor.ncr.com/.
About NCR Corporation

NCR Corporation (NYSE: NCR) is a leading software- and services-led enterprise provider in the financial, retail and hospitality industries. NCR is headquartered in Atlanta, Ga., with 36,000 employees globally. NCR is a trademark of NCR Corporation in the United States and other countries.

Website: www.ncr.com
Twitter: @NCRCorporation
Facebook: www.facebook.com/ncrcorp
LinkedIn: https://www.linkedin.com/company/ncr-corporation
YouTube: www.youtube.com/user/ncrcorporation

News Media Contact
Scott Sykes
NCR Corporation
212.589.8428
scott.sykes@ncr.com

Investor Contact
Michael Nelson
NCR Corporation
678.808.6995
michael.nelson@ncr.com

Cautionary Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “plan,” “confident,” “believe,” “will,” “should,” “would,” “potential,” “proposed,” “objective,” “could,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Statements that describe or relate to NCR’s plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements in this release include, without limitation, statements regarding NCR’s expansion, acceleration, and execution of our strategy to shift to a software platform and payments company and our NCR-as-a-Service and 80/60/20 strategy, statements regarding our financial position, expectations regarding delivery of increased value to customers and customer satisfaction, expectations regarding growth and long-term value creation for our stockholders, statements regarding momentum and continued investment in strategic growth platforms, expectations regarding the impact of the Cardtronics acquisition on NCR, statements regarding our plans to manage our business through the COVID-19 pandemic including safeguarding our employees, helping our customers, and managing impacts on our supply chain the expected impact of the COVID-19 pandemic on our business, expectations regarding demand for our products and services, statements regarding supply chain challenges and cost escalations including materials, labor and freight, statements regarding our second half 2021 financial outlook including revenue, adjusted EBITDA, earnings per share and free cash flow, statements regarding our focus on capitalization of opportunities, the integration of Cardtronics and opportunities to accelerate profitable growth, acceleration of payments and transaction processing solutions, allocation of capital and return on investment, and customer satisfaction. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of NCR’s control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors relating to: the impact of the coronavirus (COVID-19) pandemic on our supply chain costs, including but not limited to, materials, labor and freight, business, financial condition and results of operations; domestic and global economic and credit conditions including, in particular, political, consumer, and unemployment conditions, the imposition or threat of protectionist trade policies or import or export tariffs, global and regional market conditions and spending trends, new tax legislation across multiple jurisdictions, modified or new global or regional trade agreements, execution of the United Kingdom’s exit from the European Union, uncertainty over further potential changes in Eurozone participation, fluctuations in oil and commodity prices, and our customer responses to the same; the transformation of our business model to an as-a-service company with focus on, among other items, increased software and services revenue, and recurring revenue; our ability grow software and services and expanding our customer base; our ability to successfully develop and introduce new solutions in the competitive, rapidly changing environment in which we do business; defects, errors, installation difficulties or development delays in our products; disruptions in our data center hosting facilities or cloud based hosting; our ability to compete effectively within the technology industry; reliance on third party suppliers; our multinational operations, including in new and emerging markets; our ability to successfully integrate acquisitions or effectively manage alliance activities, including but not limited to, the Cardtronics acquisition; continuous improvement, customer experience, restructuring and cost reduction initiatives; our ability to retain key employees, or attract quality new and replacement employees; financing and liquidity risks including: our level of indebtedness; the terms of the documents governing our indebtedness including financial and other covenants; the incurrence of substantially more debt, including secured debt, and similar liabilities, which would increase the risks described in our risk factors relating to indebtedness and repurchase obligations; sufficiency of our cash flows including to service our indebtedness; interest rate risk, which could cause our debt service obligations to increase significantly; our ability to raise the funds necessary to finance a required repurchase of our senior unsecured notes or our Series A Convertible Preferred Stock; a lowering or withdrawal of the ratings assigned to our debt securities by rating agencies; our pension liabilities; data protection, cybersecurity and privacy risks; intellectual property risks including protection, development and our ability to manage third party claims regarding patents and other intellectual property rights; legal and regulatory risks including unanticipated changes to our tax rates and additional income tax liabilities; environmental exposures from our historical and ongoing manufacturing activities; uncertainties with regard to regulations, lawsuits, claims, and other matters across various jurisdictions; other risks including the impact of the terms of our Series A Convertible Preferred Stock relating to voting power, share dilution and market price of our common stock, as well as rights, preferences and privileges that are not held by, and are preferential to, the rights of our common stockholders; actions or proposals from stockholders that do not align with our business strategies or the interests of our other stockholders; potential write-down of the value of certain significant assets; the integration of the business of Cardtronics and realization of anticipated benefits; loss of management personnel and other key employees of NCR and Cardtronics related to the Cardtronics transaction; unknown or developing litigation or claims involving Cardtronics; certain additional significant risks and uncertainties from the Cardtronics business and industry such as reduced need for cash in the marketplace or a decline the usage of Cardtronics ATMs related to the proliferation of payment options; changes in financial services transaction fees, loss of or change in key merchant contracts or bank sponsorships, change in interchange fees or rates, EFT network rules and regulations compliance, vault cash risks, election by Cardtronics merchant customers not to participate in the surcharge-free network offerings, cash-in-transit risks, and settlement of merchant funds or in the vault cash reconciliations; and increased total indebtedness following completion of the Cardtronics acquisition and the implications related to such indebtedness. Additional information concerning these and other factors can be found in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

Non-GAAP Financial Measures. While NCR reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, in this release NCR also uses the non-GAAP measures listed and described below.

Non-GAAP Diluted Earnings Per Share (EPS), Gross Margin (non-GAAP), Gross Margin Rate (non-GAAP), Operating Expenses (non-GAAP), Operating Income (non-GAAP), Operating Margin Rate (non-GAAP), Other (Expense) (non-GAAP), Income Tax Expense (non-GAAP), Effective Income Tax Rate (non-GAAP), and Net Income from Continuing Operations Attributable to NCR (non-GAAP). NCR’s non-GAAP diluted EPS, gross margin (non-GAAP), gross margin rate (non-GAAP), operating expenses (non-GAAP), operating income (non-GAAP), operating margin rate (non-GAAP), other (expense) (non-GAAP), income tax expense (non-GAAP), effective income tax rate (non-GAAP), and net income from continuing operations attributable to NCR (non-GAAP) are determined by excluding, as applicable, pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits, as well as other special items, including amortization of acquisition related intangibles and transformation and restructuring activities, from NCR’s GAAP earnings per share, gross margin, gross margin rate, expenses, income from operations, operating margin rate, other (expense), income tax expense, effective income tax rate and net income from continuing operations attributable to NCR, respectively. Due to the non-operational nature of these pension and other special items, NCR's management uses these non-GAAP measures to evaluate year-over-year operating performance. NCR believes these measures are useful for investors because they provide a more complete understanding of NCR's underlying operational performance, as well as consistency and comparability with NCR's past reports of financial results.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA). NCR determines Adjusted EBITDA for a given period based on its GAAP net income from continuing operations attributable to NCR plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization; plus other income (expense); plus pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits and other special items, including amortization of acquisition related intangibles and restructuring charges, among others. NCR uses Adjusted EBITDA to manage and measure the performance of its business segments. NCR also uses Adjusted EBITDA to manage and determine the effectiveness of its business managers and as a basis for incentive compensation. NCR believes that Adjusted EBITDA provides useful information to investors because it is an indicator of the strength and performance of the Company's ongoing business operations, including its ability to fund discretionary spending such as capital expenditures, strategic acquisitions and other investments.

Adjusted EBITDA margin is calculated based on Adjusted EBITDA as a percentage of total revenue.

Free Cash Flow. NCR defines free cash flow as net cash provided by (used in) operating activities less capital expenditures for property, plant and equipment, less additions to capitalized software, plus/minus restricted cash settlement activity, plus acquisition-related items, less the impact from the initial sale of trade accounts receivables under the agreement entered into during the 3rd quarter of 2021, and plus pension contributions and pension settlements. NCR's management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures, which can be used for, among other things, investment in the Company's existing businesses, strategic acquisitions, strengthening the Company's balance sheet, repurchase of Company stock and repayment of the Company's debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. Free cash flow does not have uniform definitions under GAAP and, therefore, NCR's definitions may differ from other companies' definitions of these measures.

NCR's definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP.

Use of Certain Terms

Recurring revenue includes all revenue streams from contracts where there is a predictable revenue pattern that will occur at regular intervals with a relatively high degree of certainty. This includes hardware and software maintenance revenue, cloud revenue, payment processing revenue, interchange and network revenue, and certain professional services arrangements, as well as term-based software license arrangements that include customer termination rights.

Reconciliation of Gross Margin (GAAP) to Gross Margin (Non-GAAP)

$ in millions	Q3 2021	Q3 2020
Gross Margin (GAAP)	$520	$427
Transformation and restructuring costs	3	14
Acquisition-related amortization of intangibles	23	5
Gross Margin (Non-GAAP)	$546	$446

Reconciliation of Gross Margin Rate (GAAP) to Gross Margin Rate (Non-GAAP)

	Q3 2021	Q3 2020
Gross Margin Rate (GAAP)	27.4%	26.9%
Transformation and restructuring costs	0.1%	0.9%
Acquisition-related amortization of intangibles	1.2%	0.3%
Gross Margin Rate (Non-GAAP)	28.7%	28.1%

Reconciliation of Operating Expenses (GAAP) to Operating Expenses (Non-GAAP)

$ in millions	Q3 2021	Q3 2020
Operating Expenses (GAAP)	$363	$309
Transformation and restructuring costs	(2)	(5)
Acquisition-related amortization of intangibles	(22)	(16)
Acquisition-related costs	(8)	—
Operating Expenses (Non-GAAP)	$331	$288

Reconciliation of Income from Operations (GAAP) to Operating Income (Non-GAAP)

$ in millions	Q3 2021	Q3 2020
Income (Loss) from Operations (GAAP)	$157	$118
Transformation and restructuring costs	5	19
Acquisition-related amortization of intangibles	45	21
Acquisition-related costs	8	—
Operating Income (Non-GAAP)	$215	$158

Reconciliation of Other (Expense) (GAAP) to Other (Expense) (Non-GAAP)

$ in millions	Q3 2021	Q3 2020
Other Income (Expense) (GAAP)	$(115)	$(86)
Acquisition-related cost	1	—
Debt extinguishment	42	20
Debt refinancing	1	—
Other Income (Expense) (Non-GAAP)	$(71)	$(66)

Reconciliation of Income Tax (Benefit) Expense (GAAP) to Income Tax Expense (Non-GAAP)

$ in millions	Q3 2021	Q3 2020
Income Tax (Benefit) Expense (GAAP)	$29	$—
Transformation and restructuring costs	—	5
Acquisition-related amortization of intangibles	10	4
Acquisition-related costs	1	—
Debt Refinancing	1	5
Income Tax Expense (Non-GAAP)	$41	$14

Reconciliation of Net Income from Continuing Operations Attributable to NCR (GAAP) to Earnings Before Interest, Depreciation, Taxes and Amortization (Adjusted EBITDA)

$ in millions	Q3 2021	Q3 2020
Net Income (Loss) from Continuing Operations Attributable to NCR (GAAP)	$12	$31
Transformation and restructuring costs	5	19
Acquisition-related amortization of intangibles	45	21
Acquisition-related costs	9	—
Depreciation and amortization (excluding acquisition-related amortization of intangibles)	104	70
Loss on Debt Extinguishment	42	20
Interest expense	68	60
Interest income	—	(3)
Income tax expense (benefit)	29	—
Stock-based compensation expense	38	31
Adjusted EBITDA (Non-GAAP)	$352	$249

Reconciliation of Diluted Earnings Per Share from Continuing Operations (GAAP) to
Non-GAAP Diluted Earnings Per Share from Continuing Operations (Non-GAAP)

	Q3 2021	Q3 2020
Diluted Earnings Per Share (GAAP) (1)	$0.06	$0.19
Transformation and restructuring costs	0.03	0.10
Acquisition-related amortization of intangibles	0.24	0.12
Acquisition-related costs	0.05	—
Debt extinguishment	0.28	0.10
Debt refinancing	0.01	0.00
Diluted Earnings Per Share (Non-GAAP) (1)	$0.69	$0.54

(1)     Non-GAAP diluted EPS is determined using the conversion of the Series A Convertible Preferred Stock into common stock in the calculation of weighted average diluted shares outstanding. GAAP EPS is determined using the most dilutive measure, either including the impact of dividends or deemed dividends on the Company's Series A Convertible Preferred Stock in the calculation of net income or loss available to common stockholders or including the impact of the conversion of the Series A Convertible Preferred Stock into common stock in the calculation of the weighted average diluted shares outstanding. Therefore, GAAP diluted EPS and non-GAAP diluted EPS may not mathematically reconcile.

Reconciliation of Net Cash Provided by Operating Activities (GAAP) to Free Cash Flow (Non-GAAP)

$ in millions	Q3 2021	Q3 2020
Net cash provided by (used in) operating activities	$497	$212
Total capital expenditures	(102)	(60)
Restricted cash settlement activity	—	3
Initial sale of Trade Accounts Receivable	(274)	—
Pension contributions	4	5
Free cash flow	$125	$160

NCR CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (in millions, except per share amounts)	Schedule A

	For the Periods Ended September 30
	Three Months		Nine Months
	2021	2020	2021	2020
Revenue
Product	$520	$521	$1,553	$1,476
Service	1,381	1,068	3,569	3,100
Total Revenue	1,901	1,589	5,122	4,576
Cost of products	429	452	1,290	1,254
Cost of services	952	710	2,442	2,126
Total gross margin	520	427	1,390	1,196
% of Revenue	27.4%	26.9%	27.1%	26.1%
Selling, general and administrative expenses	294	254	835	743
Research and development expenses	69	55	204	169
Income (loss) from operations	157	118	351	284
% of Revenue	8.3%	7.4%	6.9%	6.2%
Loss on extinguishment of debt	(42)	(20)	(42)	(20)
Interest expense	(68)	(60)	(174)	(167)
Other expense, net	(5)	(6)	(23)	(10)
Total other expense, net	(115)	(86)	(239)	(197)
Income (loss) from continuing operations before income taxes	42	32	112	87
% of Revenue	2.2%	2.0%	2.2%	1.9%
Income tax expense (benefit)	29	—	77	(33)
Income (loss) from continuing operations	13	32	35	120
Loss from discontinued operations, net of tax	—	—	—	—
Net income (loss)	13	32	35	120
Net income (loss) attributable to noncontrolling interests	1	1	2	2
Net income (loss) attributable to NCR	$12	$31	$33	$118
Amounts attributable to NCR common stockholders:
Income (loss) from continuing operations	$12	$31	$33	$118
Dividends on convertible preferred stock	(4)	(6)	(12)	(19)
Income (loss) from continuing operations attributable to NCR common stockholders	8	25	21	99
Loss from discontinued operations, net of tax	—	—	—	—
Net income (loss) attributable to NCR common stockholders	$8	$25	$21	$99
Income (loss) per share attributable to NCR common stockholders:
Income (loss) per common share from continuing operations
Basic	$0.06	$0.19	$0.16	$0.77
Diluted (1)	$0.06	$0.19	$0.15	$0.76
Net income (loss) per common share
Basic	$0.06	$0.19	$0.16	$0.77
Diluted (1)	$0.06	$0.19	$0.15	$0.76
Weighted average common shares outstanding
Basic	131.5	128.5	130.8	128.2
Diluted (1)	137.8	129.7	137.1	129.8

(1) Diluted EPS is determined using the most dilutive measure, either including the impact of the dividends and deemed dividends on NCR's Series A Convertible Preferred Shares in the calculation of net income or loss per common share from continuing operations and net income or loss per common share or including the impact of the conversion of such preferred stock into common stock in the calculation of the weighted average diluted shares outstanding.

NCR CORPORATION REVENUE AND OPERATING INCOME SUMMARY (Unaudited) (in millions)	Schedule B

	For the Periods Ended September 30
	Three Months			Nine Months
	2021	2020	% Change	2021	2020	% Change
Revenue by segment
Banking	$1,050	$777	35%	$2,615	$2,303	14%
Retail	553	556	(1)%	1,661	1,511	10%
Hospitality	223	173	29%	617	502	23%
T&T	75	83	(10)%	229	260	(12)%
Total Revenue	$1,901	$1,589	20%	$5,122	$4,576	12%
Adjusted EBITDA by segment
Banking	$242	$144		$547	$414
Banking adjusted EBITDA margin %	23.0%	18.5%		20.9%	18.0%
Retail	70	81		235	167
Retail adjusted EBITDA margin %	12.7%	14.6%		14.1%	11.1%
Hospitality	35	24		90	46
Hospitality adjusted EBITDA margin %	15.7%	13.9%		14.6%	9.2%
T&T	10	10		29	28
T&T EBITDA margin %	13.3%	12.0%		12.7%	10.8%
Corporate and Other	(5)	(10)		(10)	(17)
Total adjusted EBITDA	$352	$249		$891	$638
Total adjusted EBITDA margin %	18.5%	15.7%		17.4%	13.9%

NCR CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited) (in millions, except per share amounts)	Schedule C

	September 30, 2021	June 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$383	$449	$338
Accounts receivable, net of allowances of $31, $40 and $51 as of September 30, 2021, June 30, 2021 and December 31, 2020, respectively	943	1,271	1,117
Inventories	747	695	601
Restricted cash	246	241	59
Other current assets	459	450	363
Total current assets	2,778	3,106	2,478
Property, plant and equipment, net	683	676	373
Goodwill	4,515	4,520	2,837
Intangibles, net	1,373	1,420	532
Operating lease assets	423	439	344
Prepaid pension cost	209	209	199
Deferred income taxes	824	930	965
Other assets	784	763	686
Total assets	$11,589	$12,063	$8,414
Liabilities and stockholders’ equity
Current liabilities
Short-term borrowings	$30	$303	$8
Accounts payable	767	746	632
Payroll and benefits liabilities	378	347	268
Contract liabilities	540	572	507
Settlement liabilities	230	243	31
Other current liabilities	789	756	642
Total current liabilities	2,734	2,967	2,088
Long-term debt	5,534	5,668	3,270
Pension and indemnity plan liabilities	836	842	851
Postretirement and postemployment benefits liabilities	116	116	120
Income tax accruals	102	98	102
Operating lease liabilities	406	420	325
Other liabilities	399	521	334
Total liabilities	10,127	10,632	7,090
Series A convertible preferred stock: par value $0.01 per share, 3.0 shares authorized, 0.3 issued and outstanding as of September 30, 2021, June 30,2021 and December 31, 2020, respectively; redemption amount and liquidation preference of $276 as of September 30, 2021, June 30, 2021 and December 31, 2020, respectively	274	273	273
Stockholders' equity
NCR stockholders' equity:
Preferred stock: par value $0.01 per share, 100.0 shares authorized, no shares issued and outstanding as of September 30, 2021, June 30, 2021 and December 31, 2020, respectively	—	—	—
Common stock: par value $0.01 per share, 500.0 shares authorized, 131.8, 131.1 and 129.1 shares issued and outstanding as of September 30, 2021, June 30, 2021 and December 31, 2020, respectively	1	1	1
Paid-in capital	511	461	368
Retained earnings	971	963	950
Accumulated other comprehensive loss	(300)	(271)	(271)
Total NCR stockholders' equity	1,183	1,154	1,048
Noncontrolling interests in subsidiaries	5	4	3
Total stockholders' equity	1,188	1,158	1,051
Total liabilities and stockholders' equity	$11,589	$12,063	$8,414

NCR CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (in millions)	Schedule D

	For the Periods Ended September 30
	Three Months		Nine Months
	2021	2020	2021	2020
Operating activities
Net income (loss)	$13	$32	$35	$120
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss on debt extinguishment	42	20	42	20
Depreciation and amortization	152	93	364	269
Stock-based compensation expense	38	31	119	76
Deferred income taxes	4	(16)	30	(46)
Impairment of other assets	—	—	—	4
Gain (loss) on disposal of property, plant and equipment	—	—	—	(2)
Changes in assets and liabilities:
Receivables	318	13	240	266
Inventories	(84)	42	(165)	28
Current payables and accrued expenses	76	36	210	(194)
Contract liabilities	(38)	(50)	5	6
Employee benefit plans	(9)	12	(30)	9
Other assets and liabilities	(15)	(1)	(43)	(61)
Net cash provided by operating activities	497	212	807	495
Investing activities
Expenditures for property, plant and equipment	(38)	(5)	(68)	(23)
Proceeds from sale of property, plant and equipment	1	—	1	7
Additions to capitalized software	(64)	(55)	(174)	(177)
Business acquisitions, net of cash acquired	(2)	—	(2,466)	(25)
Purchases of short-term investments	—	(8)	(13)	(14)
Proceeds from sales of short-term investments	—	9	14	20
Other investing activities, net	—	(2)	(6)	(3)
Net cash used in investing activities	(103)	(61)	(2,712)	(215)
Financing activities
Payments of senior unsecured notes	(400)	(1,300)	(400)	(1,300)
Payments on term credit facilities	(1)	(3)	(106)	(7)
Payments on revolving credit facilities	(746)	(50)	(1,431)	(716)
Borrowings on term credit facilities	—	1	1,505	4
Borrowings on revolving credit facilities	732	56	1,541	1,460
Proceeds from issuance of senior unsecured notes	—	1,100	1,200	1,500
Debt issuance costs and bridge commitment fees	(1)	(13)	(52)	(21)
Call premium paid on debt extinguishment	(37)	(15)	(37)	(15)
Cash dividend paid for Series A preferred shares dividends	(3)	—	(11)	(6)
Repurchases of common stock	—	—	—	(41)
Proceeds from employee stock plans	15	3	33	12
Tax withholding payments on behalf of employees	(3)	(2)	(28)	(27)
Net change in client funds obligations	5	(3)	(3)	(6)
Principal payments for finance lease obligations	(5)	(3)	(13)	(9)
Other financing activities	(1)	(1)	(2)	(1)
Net cash provided by (used in) financing activities	(445)	(230)	2,196	827
Cash flows from discontinued operations
Net cash provided by (used in) discontinued operations	(3)	(2)	(50)	4
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(8)	—	(12)	(16)
Increase (decrease) in cash, cash equivalents, and restricted cash	(62)	(81)	229	1,095
Cash, cash equivalents and restricted cash at beginning of period	697	1,739	406	563
Cash, cash equivalents, and restricted cash at end of period	$635	$1,658	$635	$1,658